Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Announces Appointment of Chief Credit Officer
and Chief Banking Officer of First Financial Northwest Bank

Renton, Washington – December 23, 2019 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”) today announced that effective December 18, 2019, current Interim Chief Credit Officer, Simon Soh, was formally appointed Senior Vice President and Chief Credit Officer of the Bank. Mr. Soh will oversee the Bank’s overall credit culture and assume responsibility for its credit policies, procedures and processes. Dalen D. Harrison, previously Senior Vice President and Chief Deposit Officer, was promoted to Senior Vice President and Chief Banking Officer. In her new role, Ms. Harrison will focus on deposit and loan production growth for the Bank, including leading efforts to expand the C&I portfolio and SBA lending in the markets the Bank directly serves, while also focusing on expanding the Bank’s customer base and obtaining more of each customer’s financial relationship.
“I am extremely pleased to announce the appointment of both of these leaders and the realignment of our organizational structure to support our growth objectives,” said Joseph W. Kiley III, President and Chief Executive Officer of the Company and the Bank. “We believe these actions will better position us to continue to execute on our growth strategies, including expanding into new markets and growing our product lines in 2020 and beyond,” Kiley concluded.
Simon Soh has over 30 years of experience in commercial banking and has been with the Bank since August 2010, most recently serving as Senior Vice President and Chief Lending Officer. He assumed the Chief Credit Officer role on an interim basis earlier this year. Dalen D. Harrison has been Chief Deposit Officer of the Bank since she was hired in March 2014 and has over 38 years of banking experience in Washington. Ms. Harrison has overseen the growth of the Bank’s branch network from a single branch located in Renton, Washington in 2014 to 12 branches in the Puget Sound Region today. The newest branch opened in Kirkland, Washington in October 2019.
First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank, an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 12 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.